UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 5, 2013

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 – Submission of Matters to a Vote of Security Holders

     At the registrant’s Annual and Special Meeting of Shareholders held on June 4, 2013, shareholders reappointed KPMG LLP as the registrant’s auditors and authorized the directors to fix their remuneration; approved an amendment to the registrant’s bylaws incorporating advance notice requirements for director nominations; approved an amendment to the registrant’s articles of incorporation to allow shareholder meetings of shareholders to be held at such locations in within Canada or the United States as the directors may determine; approved an amendment and restatement of the registrant’s Shareholder Rights Plan to, among other things, extend its expiry date to June 2016; and re-elected John G. Shanahan, Timothy R. Lindsey, John B. McCombe, Larry Okada and Albert F. Appleton to serve as directors of the registrant for the ensuing year or until their successors are appointed. The shareholders also approved an advisory resolution relating to the compensation of the registrant’s named executive officers and an advisory resolution to hold an advisory vote on executive compensation every three years.

     A copy of the registrant’s bylaw amendment was previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed on March 11, 2013. A copy of the registrant’s amended and restated Shareholder Rights Plan was filed as an exhibit to the registrant’s Current Report on Form 8-K filed on April 16, 2013.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 News Release, dated June 5, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS INC

Date: June 5, 2013	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer